As filed with the Securities and Exchange Commission on October 31, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Monument Circle

Indianapolis, Indiana 46204

(Address of Principal Executive Offices) (Zip Code)

ANTHEM 401(k) LONG-TERM SAVINGS INVESTMENT PLAN

(Full title of the plan)

Angela F. Braly

Executive Vice President, General Counsel and Chief Public Affairs Officer

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

(Name and address of agent for service)

(317) 488-6000

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman

BAKER & DANIELS LLP

300 North Meridian Street, Suite 2700

Indianapolis, Indiana 46204-1782

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	one share	$73.125	$73.125	$1.00
(1)	This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register, for issuance pursuant to the Anthem 401(k) Long-Term Savings Investment Plan (the “Anthem 401(k) Plan”) in addition to those shares of Common Stock registered under a Registration Statement on Form S-8 (Registration No. 333-84906), one additional share of Common Stock. In addition, as permitted by Interpretation #90 of Section G in the Securities and Exchange Commission, Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations, 577,603 additional shares of Common Stock, and associated plan interests, originally registered on a Registration Statement on Form S-8 (Registration No. 333-97425) with respect to the Employees’ 401(k) Thrift Plan of Trigon Insurance Company (the “Trigon 401(k) Plan”) and not issued pursuant to such Trigon 401(k) Plan are being moved to this Registration Statement. The Trigon 401(k) Plan was merged into the Anthem 401(k) Plan effective January 31, 2004. A fee in the amount of $3,276 with respect to the shares of Common Stock being moved to this Registration Statement was previously paid in connection with the filing of Registration Statement No. 333-97425. Also, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement registers an indeterminate number of shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on October 27, 2005.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 “REGISTRATION OF ADDITIONAL SHARES”

The contents of the Registration Statement on Form S-8 (Registration No. 333-84906), filed by the Registrant with the Securities and Exchange Commission on March 26, 2002, registering shares of its Common Stock for issuance under the Anthem 401(k) Long-Term Savings Investment Plan are incorporated herein by reference. See also footnote #1 to the fee table on the cover page of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The list of Exhibits is incorporated herein by reference to the Index of Exhibits.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 31, 2005.

WELLPOINT, INC.

By:	/s/ Larry C. Glasscock
Larry C. Glasscock
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Larry C. Glasscock, Angela F. Braly and David C. Colby, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints each of Larry C. Glasscock, Angela F. Braly and David C. Colby, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Larry C. Glasscock Larry C. Glasscock	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2005

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Chairman of the Board of Directors	October 29, 2005

/s/ David C. Colby David C. Colby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2005

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2005

/s/ Lenox D. Baker, Jr., M.D. Lenox D. Baker, Jr., M.D.	Director	October 29, 2005

/s/ Susan B. Bayh Susan B. Bayh	Director	October 29, 2005

/s/ Sheila P. Burke Sheila P. Burke	Director	October 29, 2005

Signature	Title	Date

/s/ William H.T. Bush William H.T. Bush	Director	October 29, 2005

/s/ Julie A. Hill Julie A. Hill	Director	October 29, 2005

/s/ Warren Y. Jobe Warren Y. Jobe	Director	October 29, 2005

/s/ Victor S. Liss Victor S. Liss	Director	October 29, 2005

/s/ L. Ben Lytle L. Ben Lytle	Director	October 29, 2005

/s/ William G. Mays William G. Mays	Director	October 29, 2005

/s/ Ramiro G. Peru Ramiro G. Peru	Director	October 29, 2005

/s/ Jane G. Pisano Jane G. Pisano	Director	October 29, 2005

/s/ Senator Donald W. Riegle, Jr. Senator Donald W. Riegle, Jr.	Director	October 29, 2005

/s/ William J. Ryan William J. Ryan	Director	October 29, 2005

/s/ George A. Schaefer, Jr. George A. Schaefer, Jr.	Director	October 29, 2005

/s/ Jackie M. Ward Jackie M. Ward	Director	October 29, 2005

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibits
4.1	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-16751) filed on November 30, 2004

4.2	By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-16751) filed on November 30, 2004

4.3	Specimen of Certificate of the Registrant’s Common Stock, par value $0.01 per share, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-120851) filed on November 30, 2004

5	Opinion of Baker & Daniels LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Baker & Daniels LLP (included in the Opinion of Baker & Daniels LLP filed as Exhibit 5)

24	Powers of Attorney (included on the Signature Page of this registration statement)